UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 26, 2010)

KMG Chemicals, Inc.
(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas	77099
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-600-3800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2010, KMG Chemicals, Inc. entered into a definitive purchase and sale agreement with General Chemical Performance Products, LLC (the “Seller”) to acquire certain chemical manufacturing equipment at Hollister, CA and at Pittsburg, CA (Bay Point), and facilities at Hollister, CA and related assets for a total purchase price of $25.5 million. The purchase price includes inventory estimated a $7.0 million and the assumption of approximately $850,000 in other liabilities. The purchased assets comprise the high purity process chemicals business of Seller, a leading supplier of high purity wet process chemicals to the semiconductor industry. The acquisition, which is expected to close in March 2010, is subject to customary closing conditions.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: February 26, 2010

John V. Sobchak,
Chief Financial Officer